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              TELMARK LLC







                 (LOGO)







               PROSPECTUS

Until November 7, 1998 all dealers effecting
transactions  in the  registered  securities,
whether   or  not   participating   in   this
distribution,  may be  required  to deliver a
Prospectus.   This  is  in  addition  to  the
obligations   of   dealers   to   deliver   a
Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





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        THIS PROSPECTUS SUPPLEMENT WAS PROVIDED TO DEBENTURE HOLDERS ON
                               DECEMBER 31, 1998.

                                   Telmark LLC
                        Supplement dated January 1, 1999
                     to Prospectus dated September 28, 1998

     As of January 1, 1999, the issuer, Telmark LLC, approved a decrease of 1/2% (one-half percent) in stated interest rates on all Subordinated Debentures currently being offered under this Prospectus.
     For a complete description of the Debentures offered please refer to pages 8 through 12 of the Prospectus.